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MARVEL REPORTS SECOND QUARTER EPS OF $0.24

- Marvel Updates Financial Guidance and Retains 2005 EPS Guidance of $1.07 to $1.12 -

New York, New York – July 28, 2005 -- Marvel Enterprises, Inc. (NYSE: MVL), a global entertainment and licensing company, today reported operating results for the second quarter and six months ended June 30, 2005.

Q2 2005 Highlights:

•	Q2 2005 operating margins were 49% compared to 41% in the prior year period.
•	Reported EPS was $0.24 as compared to $0.25 in the prior year period.
•

Marvel resumed share repurchases, acquiring 7.7 million shares, or approximately 7% of the fully diluted share count, in Q2 2005. Subsequent to June 30, the company purchased 1.6 million additional shares that exhausted the remainder of the $250 million authorized under the repurchase program.

Marvel Enterprises, Inc. Segment Net Sales/Operating income (in thousands)
	Three Months Ended June 30, 2005 2004		Six Months Ended June 30, 2005 2004
Licensing: Net Sales	$ 43,874	$ 46,994	$115,100	$ 93,854
Operating Income (1)	28,219	33,510	67,915	69,451
Publishing: Net Sales	20,864	21,609	43,282	41,253
Operating Income	7,898	8,969	16,783	16,279
Toys: Net Sales	23,402	86,864	33,902	142,686
Operating Income	13,224	25,285	17,601	43,451
Corporate Overhead:	(6,259)	(4,152)	(11,261)	(8,268)
TOTAL NET SALES	$ 88,140	$155,467	$192,284	$277,793
TOTAL OPERATING INCOME	$ 43,082	$ 63,612	$ 91,038	$120,913

(1) 6-month period in 2005 includes the impact of a $10 million, one-time charge related to the settlement of litigation with Stan Lee.

Marvel’s Chairman, Morton Handel, commented, “Marvel’s 2005 second quarter and first half operating performance is consistent with our previously announced outlook for the full year and reflects the continued high level of demand for consumer and media products based on our characters. Furthermore, we are very pleased with the success of the global consumer launch of our Fantastic Four character franchise, driven by the successful feature film and the related promotional and licensed product programs. Given the overall performance of the business, our strong cash flow generation and the Board’s confidence in the Company’s long-term outlook,

Marvel Enterprises Q2 2005 Results, 7/28/05	page 2

Marvel has been active in its share repurchase activity over the past few months. We view such repurchases as the most attractive use of surplus cash within our business model.”

Segment Review:

●

Licensing Segment net sales declined 7% from the year-ago period to $43.9 million in Q2 2005 primarily due to lower contributions from the joint venture (JV) with Sony for Spider-Man 2 movie merchandising, which continues to generate revenues a full year after the movie’s release. Q2 2005 net licensing sales include approximately $7.1 million in gross sales recognized as a result of the consolidation of the JV, compared to $11.2 million in the year ago period. International licensing net sales, excluding JV activity, increased more than 53% year-over-year to $11.6 million in Q2 2005 as Marvel’s international offices continued to leverage global marketing momentum.

Marvel Enterprises, Inc. Licensing Sales by Category (in thousands)
	Three Months Ended		Six Months Ended
	6/30/05	6/30/04	6/30/05	6/30/04
Apparel and accessories	$ 7,941	$ 20,470	$ 32,796	$ 40,166
Entertainment (including studios, themed attractions and electronic games)	16,598	10,786	41,525	16,230
Toy Royalties	8,085	8,996	13,169	15,344
Other (Domestics, food and other)	11,250	6,742	27,610	22,114
Total	$ 43,874	$ 46,994	$115,100	$ 93,854

Operating margins were 64% in Q2 2005 compared to 71% in the prior-year period due to a higher concentration of studio and JV revenues in the year-ago period, which do not incur an off-setting studio share expense.

•

Marvel’s Publishing Segment net sales declined 4% from the year-ago period to $20.8 million. This year-over-year decrease in comic sales is mainly attributed to a timing difference in marketing events. Marvels’ main marketing event for 2004 launched in May, while the main marketing event for 2005 will take place in the second half of 2005. Divisional operating income in Q2 2005 was $7.9 million, an operating margin of 38%, compared to an operating margin of 42% in the prior-year period. Excluding a $1.0 million one-time gain from the settlement of bankruptcy claims in Q2 2004, Marvel’s publishing operating margin would have been 37%.

•

The transition in Marvel’s Toy Segment net sales from Marvel-produced action figures and accessories based on the Lord of The Rings franchise and Spider-Man 2 movie toys in 2004 to lines produced by our master toy licensee in 2005, led to an expected decline in segment revenue of 73% to $23.4 million. Fantastic Four toy sales by Marvel’s master toy licensee performed well in the period with year-to-date sales of approximately $41 million, in line with Marvel’s projection of full-year Fantastic Four sales of $80 million. Spider-Man 2 movie toy

Marvel Enterprises Q2 2005 Results, 7/28/05	page 3

sales were $1.3 million in Q2 2005 compared with $79.8 million in Q2 2004. Operating margins in the toy division increased to 56% in Q2 2005 from 29% in Q2 2004 due to the shift in product mix toward higher margin toy royalty and service fees.

(in thousands)	Three Months Ended		Six Months Ended
	6/30/05	6/30/04	6/30/05	6/30/04
Marvel Toy Net Sales	$ 3,726	$ 84,321	$ 7,833	$136,895
Master Toy License:
- Toy Royalties	9,309	1,837	12,728	3,908
- Fees for Services Rendered	10,367	706	13,341	1,883
Total Toy Segment	$ 23,402	$ 86,864	$ 33,902	$142,686

•	Corporate Overhead was $6.2 million in Q2 2005 compared to $4.2 million in the prior-year period, principally due to increased legal fees related to active litigation.

Balance Sheet Update:

Through July 28, 2005, Marvel has repurchased 13.5 million shares for a total consideration of $250 million (approximately $18.49 per share on average), thereby completing its previously announced $100 million and $150 million repurchase authorization. During the three-month period ended June 30, 2005, the Company purchased 7.7 million shares of its common stock at an aggregate cost of $159.3 million. There were no repurchases during the quarter ended March 31, 2005. Giving effect to repurchases made through June 30, 2005, Marvel had cash and short-term investments of $105.8 million as of June 30, 2005. Subsequent to the close of Q2 2005, Marvel repurchased 1.6 million additional shares for an aggregate cost of $33 million, thereby completing its repurchase authorization.

Marvel Enterprises Q2 2005 Results, 7/28/05	page 4

Marvel Studios (Development and release dates are controlled by movie studios)
Marvel Character Feature Film Line-Up For 2005
Film/Character	Studio/Distributor	Status
Elektra	New Regency/ Fox	Released Jan. 14, 2005
Fantastic Four	Fox	Released July 8, 2005
Marvel Character Feature Film Development Pipeline (Partial List)
Character/Property	Studio/Distributor	Status
X-Men 3	Fox	Script, Director, May 26, 2006 release (1)
Ghost Rider	Sony	Filming completed, Slated for Summer 2006 (1)
The Punisher 2	Lions Gate	Writer, Director, Targeted for 2006
Spider-Man 3	Sony/Columbia	Director, May 4, 2007 release
Namor	Universal Pictures	Script, Targeted for 2007
Iron Man	New Line Cinema	TBD
Luke Cage	Sony/Columbia	TBD
Deathlok	Paramount	TBD
The Hulk 2	Universal Pictures	TBD
Wolverine	Fox	TBD
Marvel Character Feature Film Projects in Development Ant-Man, Black Panther, Captain America, Killraven, Nick Fury, Silver Surfer and Thor
Marvel Character Animated Direct-to-Video Projects in Development

Partnership with Lions Gate to develop, produce and distribute original animated DVD features. Four projects in 2D/3D format are in development with the first release slated for 2006. Titles include: The Avengers 1, The Avengers 2, Iron Man and Dr. Strange.

Marvel Character Animated TV Projects in Development

Partnership with Antefilms Distribution to produce an original animated television series based on the Fantastic Four. Twenty-six, 30-minute 2D/3D animated episodes are planned with initial TV airings in 2006.

Marvel Character Live Action TV Projects in Development
Brother Voodoo.
(1)	Represents a change from the previously supplied schedule

TBD = To Be Determined

2005 Video Game Release Schedule (Release dates are controlled by Publishing partners)
Publisher	Character	Release
Activision	Spider-Man & Friends	Q1 2005
	Fantastic Four	Q2 2005
	Ultimate Spider-Man	Q3 2005
	X-Men Legends II	Q4 2005
Electronic Arts	Marvel versus EA	Q4 2005
THQ Inc	Punisher	Q1 2005
Vivendi Universal	Hulk: Ultimate Destruction	Q3 2005

Marvel Enterprises Q2 2005 Results, 7/28/05	page 5

2005 Guidance and Drivers: The Company is maintaining the existing guidance ranges for net sales and EPS. Marvel is revising its 2005 net income guidance range last provided on April 28, 2005 to account for higher legal expenses and lower interest income resulting from the use of cash in the share repurchase program. Reflecting the accretive benefits of the share repurchase program, Marvel’s EPS guidance has remained unchanged. The Company expects results for 2005 to be more heavily weighted towards the second-half than has been the case in prior years, where a larger portion of toy income was recorded in the first half. Second half 2005 results should benefit from continued growth in domestic and international licensing revenues plus growth in new toy brands.

Marvel Enterprises, Inc.
(in millions, except per-share amounts)	Updated 2005 Guidance	Previous 2005 Guidance (1)	2004 Actual
Net sales	$370 - $390	$370 - $390	$513
Net income	$117 - $126	$120 - $126	$125 (2)
Diluted EPS attributable to common stock	$1.07 - $1.12	$1.07 - $1.12	$1.10 (2)

(1)	Previous 2005 guidance ranges were initially provided in the Company’s October 28, 2004 release and reiterated in the Company’s April 28, 2005 release.
(2)	Includes a one-time charge of approximately $12 million associated with the early redemption in June 2004 of the Company’s 12% Senior Notes due 2009.

The licensing division is expected to generate approximately 50% of the Company’s total sales for the year with operating margins ranging between 60% and 65%. Some planned advertising for the Fantastic Four brand is included in both the licensing and toy divisions. The following are expected to be some of the key factors in Marvel’s full-year 2005 financial performance and are reflected in the Company’s financial guidance range.

•	Ongoing contributions from the Spider-Man 2 feature film.
•	Contributions from the syndication of the Spider-Man: The Movie feature film as well as a non-refundable option payment for the Spider-Man 3 movie expected to be released in 2007.
•	Over $20 million in license revenue to be derived from the Spider-Man joint venture, $18 million of which was recorded in the first half of 2005.
•	The Fantastic Four movie release and related licensing, as well as licensing associated with other entertainment projects slated for 2005 or thereafter, noted in the table above.
•	Income related to an estimated $80 million of wholesale sales of Fantastic Four toys by our master toy licensee; approximately $41 million of wholesale sales were recorded in the first half of 2005.
•	Contributions from new toy product launches related to TNA Wrestling, the Curious George film franchise, and Marvel character-based toy lines such as Legends.
•	Domestic license renewals, including category consolidation efforts, which should exceed $60 million.
•	Domestic licensing overages and cash-basis revenues of $35 million (compared to $37 million in 2004), including $14 million recorded in the first half of 2005.
•	International licensing revenues in excess of $30 million, including $20 million recorded in the first half of 2005.
•	Modest top-line and bottom-line growth from the publishing division.

Marvel cautions investors that inherent variability in the timing of license opportunities and entertainment events, the timing of their revenue recognition, and their relative success may contribute to sequential and year-over-year variability in its interim financial results and could

Marvel Enterprises Q2 2005 Results, 7/28/05	page 6

have a material impact on quarterly results as well as Marvel’s ability to achieve the financial performance included in its financial guidance.

About Marvel Enterprises

With a library of over 5,000 proprietary characters, Marvel Enterprises, Inc. is one of the world’s most prominent character-based entertainment companies. Marvel’s operations are focused in three areas: entertainment (Marvel Studios) and licensing, comic book publishing and toys. Marvel facilitates the creation of entertainment projects, including feature films, DVD/home video, video games and television based on its characters and also licenses its characters for use in a wide range of consumer products and services including apparel, collectibles, snack foods and promotions. Marvel’s characters and plot lines are created by its publishing segment that continues to expand its leadership position in the U.S. and worldwide while also serving as an invaluable source of intellectual property.

Except for any historical information that they contain, the statements in this news release regarding Marvel’s plans are forward-looking statements that are subject to certain risks and uncertainties, including a decrease in the level of media exposure or popularity of Marvel’s characters, financial difficulties of Marvel’s major licensees, delays and cancellations of movies and television productions based on Marvel characters, poor performance of major movies based on Marvel characters, toy-production delays or shortfalls, continued concentration of toy retailers, toy inventory risk, significant appreciation of Chinese currency against other currencies and the imposition of quotas or tariffs on products manufactured in China. These and other risks and uncertainties are described in Marvel’s filings with the Securities and Exchange Commission, including Marvel’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Marvel assumes no obligation to publicly update or revise any forward-looking statements.

For further information contact:

Matt Finick	Richard Land, David Collins
Marvel Enterprises	Jaffoni & Collins
212/576-4035	212/835-8500
mfinick@marvel.com	mvl@jcir.com

Marvel Enterprises Q2 2005 Results, 7/28/05	page 7

MARVEL ENTERPRISES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

AND COMPREHENSIVE INCOME

(In thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Net sales	$ 88,140	$ 155,467	$ 192,284	$ 277,793
Cost of sales	11,136	62,860	23,440	103,383
Gross profit	77,004	92,607	168,844	174,410
Operating expenses:
Selling, general and administrative	33,214	30,001	76,911	62,147
Depreciation and amortization	1,110	811	2,143	1,556
Total operating expenses	34,324	30,812	79,054	63,703
Equity in net income of joint venture	—	—	—	8,117
Other income, net	402	1,817	1,248	2,089
Operating income	43,082	63,612	91,038	120,913
Interest income (expense), net	1,413	(14,973)	2,572	(18,893)
Income before income taxes and minority interest	44,495	48,639	93,610	102,020
Income tax expense	17,099	15,680	35,963	37,791
Minority interest in consolidated joint venture	1,609	3,828	4,139	3,828
Net income	$ 25,787	$ 29,131	$ 53,508	$ 60,401

Basic earnings per share attributable to common stock	$ 0.25	$ 0.27	$ 0.52	$ 0.56
Weighted average number of basic shares outstanding	102,699	108,554	103,625	108,473

Diluted earnings per share attributable to common stock	$ 0.24	$ 0.25	$ 0.49	$ 0.52
Weighted average number of diluted shares outstanding	109,428	115,525	110,328	115,300

Comprehensive income:
Net income	$ 25,787	$ 29,131	$ 53,508	$ 60,401
Other comprehensive loss	(66)	(43)	(131)	(86)
Comprehensive income	$ 25,721	$ 29,088	$ 53,377	$ 60,315

Marvel Enterprises Q2 2005 Results, 7/28/05	page 8

MARVEL ENTERPRISES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	June 30, 2005	December 31, 2004
	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents.	$43,649	$50,071
Short-term investments.	62,110	154,719
Accounts receivable, net.	63,535	73,576
Inventories, net .	8,053	6,587
Income tax receivable	7,634	—
Deferredincome taxes, net	7,981	7,981
Prepaid expenses and other current assets.	5,015	2,734
Total current assets	197,977	295,668

Molds, tools and equipment, net.	5,481	5,553
Product and package design costs, net .	1,179	1,249
Goodwill.....	341,708	341,708
Accounts receivable, non-current portion	27,707	37,718
Deferred income taxes, net	28,872	32,583
Advances to joint venture partner	164	—
Other assets	340	335

Total assets.	$603,428	$714,814

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable.	$25,101	$6,006
Accrued royalties.	59,952	57,879
Accrued expenses and other current liabilities	36,973	43,962
Minority interest to be distributed	—	8,428
Income taxes payable	—	10,129
Deferred revenue	12,303	27,033
Total current liabilities.	134,329	153,437
Accrued rent...	639	165
Deferred revenue, non-current portion...	17,420	14,712
Total liabilities.	152,388	168,314

Stockholders’ equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none issued..	—	—
Common stock, $.01 par value, 250,000,000 shares authorized, 121,727,012 issued and 98,687,302 outstanding in 2005 and 120,442,988 issued and 105,101,788 outstanding in 2004...	1,217	1,205
Deferred stock compensation.	(7,823)	(5,164)
Additional paid-in capital.	589,969	577,169
Retained earnings.	120,451	66,943
Accumulated other comprehensive loss.	(2,521)	(2,652)
Treasury stock, 23,039,710 shares in 2005 and 15,341,200 shares in 2004	(250,253)	(91,001)
Total stockholders’ equity	451,040	546,500

Total liabilities and stockholders’ equity	$603,428	$714,814

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